Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119994) pertaining to the 2004 Omnibus Incentive Compensation Plan of DreamWorks Animation SKG, Inc. of our report dated March 17, 2005, with respect to the consolidated financial statements of DreamWorks Animation SKG, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/  ERNST & YOUNG LLP

Los Angeles, California

March 23, 2005